                               FACE OF GLOBAL NOTE

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                     PRINCIPAL AMOUNT
CUSIP No. 892331 AA 7                                         Y

                                                              CERTIFICATE NO.

                         TOYOTA MOTOR CREDIT CORPORATION
                            0.750% NOTES DUE 2008

      TOYOTA MOTOR CREDIT CORPORATION, a California corporation (hereinafter, the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of
(Y)25,000,000,000 on June 9, 2008 (the "Stated Maturity Date"), and to pay interest thereon from June 8, 2001 or from the most recent date on which interest has been paid or duly provided for, semi-annually on June 9 and December 9 (each, an "Interest Payment Date") in each year commencing December 9, 2001, and at maturity at the rate of 0.750% per annum, until the principal hereof is paid or duly made available for payment.

      Interest on this Note shall be payable in equal semiannual installments (except for the first payment) of (Y)3,750 per (Y)1,000,000 on June 9 and December 9 in each year, beginning on December 9, 2001. The first payment of interest will be made on December 9, 2001 for the period from and including June 8, 2001 to but excluding December 9, 2001 and will be in an amount equal to (Y)3,781 per (Y)1,000,000 denomination. Whenever it is necessary to compute any amount of accrued interest in respect of the Note for a period of less than one full year, other than with respect to regular semi-annual interest payments, interest will be calculated on the basis of the actual number of days in the period and a year of 365 days.

      If a date for payment of principal or interest on this Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the payment was due. No interest shall accrue on any amounts payable for the period from and after the date for payment of principal or interest on this Note. For these purposes, "Business Day" means any day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment, and (b) The City of New York, Tokyo and London.

      The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the May 20 or the November 20 (whether or not a Business
Day) immediately preceding such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

      Payment of the principal of and interest on this Note will be made under the terms and conditions set forth in the Exchange Rate Agent Agreement, dated as of June 8, 2001, between the Company and The Chase Manhattan Bank, as exchange rate agent, relating to this Note; PROVIDED, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and PROVIDED, FURTHER, that AT THE OPTION OF THE COMPANY, the Holder of this Note shall be entitled to receive payments of principal of and interest on this Note by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee not less than 15 days prior to the applicable payment date.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Note is one of a series of Securities designated under the Indenture as 0.750% Notes due 2008 (the "Notes").

      Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated:  June 8, 2001                      TOYOTA MOTOR CREDIT CORPORATION


                                       By:
                                          -----------------------------------
                                          George E. Borst
                                          President and Chief Executive
                                            Officer

[SEAL]

Attest:


By:
   -------------------------------
      Michael Deaderick
      Secretary



CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK
      as Trustee



By:
     ------------------------------
      Authorized Officer

                         TOYOTA MOTOR CREDIT CORPORATION
                            0.750% NOTES DUE 2008

      This Note is one of a duly authorized series of the Securities (hereinafter called the "Securities") of the Company, issued and to be issued under an Indenture dated as of August 1, 1991, between the Company and The Chase Manhattan Bank as amended by the First Supplemental Indenture, dated as of October 1, 1991 among the Company, The Chase Manhattan Bank and Bankers Trust Company, pursuant to which The Chase Manhattan Bank acts as Trustee of the Securities (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are to be authenticated and delivered.

      Except as otherwise provided in the Indenture, the Securities will be issued in global form only registered in the name of The Depository Trust Company (the "Depositary") or its nominee. The Securities will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of the Securities shall be maintained in book entry form by the Depositary for the accounts of participating organizations of the Depositary.

      Except as provided below, this Note will not be subject to redemption before the Stated Maturity Date by a sinking fund or otherwise.

      The Company will pay to the Holder of this Note for the benefit of each beneficial owner of an interest in this Note (each, a "beneficial owner") who is a non-United States person (as defined below), additional amounts ("Additional Amounts") necessary in order that every net payment in respect of the principal, premium, if any, or interest, if any, on this Note, after deduction or withholding by the Company or any paying agent for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority, will not be less than the amount provided for in this Note to be then due and payable before any deduction or withholding for or on account of any such tax, assessment or governmental charge. The foregoing obligation to pay Additional Amounts will not apply to:

            (a) any tax, assessment or other governmental charge which would not have been so imposed but for:

                  (i) the existence of any present or former connection between the beneficial owner (or a fiduciary, settlor, beneficiary, member or shareholder of, or holder of a power over, the beneficial owner, if the beneficial owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, the beneficial owner (or the fiduciary, settlor, beneficiary, member, shareholder of, or holder of a power) being or having been a citizen or resident or treated as a resident or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, or

                  (ii) the beneficial owner's present or former status as a personal holding company, foreign personal holding company, controlled foreign corporation or private foundation for United States federal income tax purposes or as a corporation which accumulates earnings to avoid United States federal income tax;

            (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Note for payment on a date more than 15 days after the date on which the payment became due and payable or the date on which payment is duly provided for, whichever occurs later;

            (c) any estate, inheritance, gift, sales, transfer, personal property or excise tax or any similar tax, assessment or governmental charge;

            (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of principal of, premium, if any, or interest, if any, on this Note;

            (e) any tax, assessment or other governmental charge imposed on interest received by a beneficial owner of this Note who (i) actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended, or
(ii) is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

            (f) any tax, assessment or other governmental charge imposed as a result of the failure to comply with:

                  (i) certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Note, if such compliance is required by statute, or by regulation of the United States Treasury Department, as a precondition to relief or exemption from such tax, assessment or other governmental charge (including backup withholding), or

                  (ii) any other certification, information, documentation, reporting or other similar requirements under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from such tax, assessment or other governmental charge;

            (g) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of the principal of, premium, if any, or interest, if any, on this Note, if such payment can be made without such withholding by at least one other paying agent;

            (h) any tax, assessment or other governmental charge withheld or deducted from a payment, where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

            (i) any tax, assessment or other governmental charge withheld or deducted from a payment to a Holder who would have been able to avoid such withholding or deduction by presenting the relevant note to another paying agent in a member state of the European Union; or

            (j)   any combination of items (a), (b), (c), (d), (e), (f), (g),
(h) or (i);

nor will Additional Amounts be paid to any Holder in respect of a beneficial owner who is a fiduciary or partnership or other than the sole beneficial owner of this Note to the extent a settlor or beneficiary with respect to the fiduciary or a member of such partnership or a beneficial owner of this Note would not have been entitled to payment of Additional Amounts had the beneficiary, settlor, member or beneficial owner been the sole beneficial owner of this Note.

            This Note is subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided herein, the Company will not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

            The term "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

            The term "United States person" mean a beneficial owner of this Note that is for United States federal income tax purposes:

            (1)   a citizen or resident of the United States,

            (2) a coporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof,

            (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or

            (4) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of that trust.

            The term "non-United States person" means a beneficial owner of this Note that is, for United States federal income tax purposes:

            (1)   a nonresident alien individual,

            (2)   a foreign corporation,

            (3) a nonresident alien fiduciary of a foreign estate or trust, or

            (4) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

      If as result of any change in or amendment to the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision thereof or therein affecting taxation, any change in the official application or interpretation of such laws, including any official proposal for such a change, amendment or change in the application or interpretation of such laws, which change, amendment, application or interpretation is announced or becomes effective after June 1, 2001 (the date of the prospectus supplement relating to this Note) or which proposal is made after that date, as a result of any action taken by any taxing authority of the United States which action is taken or becomes generally known after such date, or any commencement of a proceeding in a court of competent jurisdiction in the United States after that date, whether or not such action was taken or such proceeding was brought with respect to the Company, there is, in that case, in the written opinion of independent legal counsel of recognized standing to the Company, a material increase in the probability that the Company has or may become obligated to pay Additional Amounts (as described above), and the Company in its business judgment, determines that the obligation cannot be avoided by the use of reasonable measures available to it, not including assignment of any Note, the Notes may be redeemed, as a whole but not in part, at the Company's option at any time thereafter, upon notice to the Trustee and the Holder of this Note in accordance with provisions of the Indenture at a redemption price equal to 100% of the principal amount of this Note to be redeemed together with accrued interest to the date fixed for redemption.

      If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of (Y)1,000,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

      TEN COM--as tenants in common

      UNIF  GIFT MIN ACT--.................Custodian.......................
                              (Cust)                       (Minor)

            Under Uniform Gifts to Minors Act
            .................................
                        (State)

      TEN ENT--as tenants by the entireties
      JT TEN--as joint tenants with right of survivorship and not as tenants in common

      Additional abbreviations may also be used though not in the above list.

                            ASSIGNMENT/TRANSFER FORM


      FOR VALUE RECEIVED the undersigned Registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)
                                                                   ------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


Dated:
            ------------------------            -------------------------------


            NOTICE: The signature of the Registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.